EXHIBIT 99.1

OMR SYSTEMS CORPORATION AND OMR SYSTEMS INTERNATIONAL, LTD.

COMBINED FINANCIAL STATEMENTS

OMR SYSTEMS CORPORATION AND OMR SYSTEMS INTERNATIONAL, LTD.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of

SS&C Technologies, Inc.

       In our opinion, the accompanying combined balance sheet and related combined statement of operations, of changes in group equity and of cash flows present fairly, in all material respects, the financial position of OMR Systems Corporation and OMR Systems International, Ltd. (collectively, the “Company”) at December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

May 3, 2004

OMR SYSTEMS CORPORATION AND OMR SYSTEMS INTERNATIONAL, LTD.

COMBINED BALANCE SHEETS

	December 31,	March 31,
	2003	2004

		(unaudited)

	(in thousands)
Assets
Current assets
Cash and cash equivalents	$652	$869
Accounts receivable	2,352	5,030
Prepaid and other current assets	138	272
Deferred taxes	92	153
Deferred costs	1,619	1,617

Total current assets	4,853	7,941
Property and equipment, at cost
Data processing equipment	3,259	3,311
Other machinery and equipment	15	15
Furniture and fixtures	54	54
Leasehold improvements	162	162
Software licenses	730	759

Total property and equipment, at cost	4,220	4,301
Less accumulated depreciation	(2,845)	(2,936)

Property and equipment, net	1,375	1,365
Deferred costs	4,627	4,223
Deferred taxes	470	429
Prepaid expenses	311	292

Total assets	$11,636	$14,250

Liabilities and Group Equity
Current liabilities
Accounts payable	$844	$480
Accrued expenses	831	1,194
Deferred revenue	2,857	5,849

Total current liabilities	4,532	7,523
Deferred revenue	4,338	3,957
Commitments and contingencies (Note 6)
Group equity	2,766	2,770

Total liabilities and group equity	$11,636	$14,250

The accompanying notes are an integral part of these combined financial statements.

OMR SYSTEMS CORPORATION AND OMR SYSTEMS INTERNATIONAL, LTD.

COMBINED STATEMENTS OF OPERATIONS

		Three Months
	Year Ended	Ended
	December 31,	March 31,

	2003	2003	2004

		(unaudited)

	(in thousands)
Revenues
Processing, maintenance and services	$22,096	$4,847	$5,818
Software licenses	299	—	—

Total revenues	22,395	4,847	5,818

Cost of revenues — related party	3,768	880	959
Cost of revenues — other	16,131	4,196	3,858
Selling, general and administrative expenses — related party	622	174	136
Selling, general and administrative expenses — other	2,656	801	710

Income (loss) before taxes	(782)	(1,204)	155
Income tax benefit (provision)	314	482	(62)

Net income (loss)	$(468)	$(722)	$93

The accompanying notes are an integral part of these combined financial statements.

OMR SYSTEMS CORPORATION AND OMR SYSTEMS INTERNATIONAL, LTD.

COMBINED STATEMENT OF CHANGES IN GROUP EQUITY

(in thousands)
Balance, January 1, 2003	$36
Net loss	(468)
Change in cumulative translation adjustment	7
Net transfers from ADP and affiliates	3,191

Balance, December 31, 2003	$2,766

The accompanying notes are an integral part of these combined financial statements.

OMR SYSTEMS CORPORATION AND OMR SYSTEMS INTERNATIONAL, LTD.

COMBINED STATEMENTS OF CASH FLOWS

		Three Months
	Year Ended	Ended March 31,
	December 31,
	2003	2003	2004

		(unaudited)

	(in thousands)
Cash flows from operating activities
Net income (loss)	$(468)	$(722)	$93
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	748	197	199
Increase (decrease) from changes in assets and liabilities:
Accounts receivable	264	380	(2,678)
Prepaid and other assets	(153)	(349)	(115)
Deferred costs	(3,431)	(2,339)	—
Deferred taxes	606	(105)	(20)
Deferred revenue	240	4,014	2,993
Accounts payable	465	75	(363)
Accrued liabilities	(396)	(194)	363

Net cash (used in) provided by operating activities	(2,125)	957	472

Cash flows from investing activities
Purchases of equipment and software	(803)	(573)	(167)

Net cash used in investing activities	(803)	(573)	(167)

Cash flows from financing activities
Net transfers from (to) ADP and affiliates	3,191	(480)	(62)

Net cash provided by (used in) financing activities	3,191	(480)	(62)

Effect of exchange rate changes on cash held in foreign currency	6	17	(26)

Net increase (decrease) in cash and cash equivalents	269	(79)	217
Cash and cash equivalents, beginning of period	383	383	652

Cash and cash equivalents, end of period	$652	$304	$869

The accompanying notes are an integral part of these combined financial statements.

OMR SYSTEMS CORPORATION AND OMR SYSTEMS INTERNATIONAL, LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS

(dollars in thousands)

1.     Organization and Basis of Presentation

Description of Business

       OMR Systems Corporation and OMR Systems International, Ltd., and their respective subsidiaries, provide treasury processing solutions to banks of all sizes around the world. In addition, they provide a funds administration outsourcing solution called Xacct, for hedge fund and other alternative investment managers. OMR Systems Corporation and OMR Systems International, Ltd. (collectively, the “Company”) are indirect wholly owned subsidiaries of Automatic Data Processing, Inc., or “ADP”, and as described in Note 7, have been acquired by SS&C Technologies, Inc. and, accordingly, are being shown on a combined basis. The Company is headquartered in Skillman, New Jersey.

Basis of Presentation

       The combined financial statements of OMR Systems Corporation and OMR Systems International, Ltd. include the financial statements of OMR Systems SARL (“SARL”) located in Paris, France, and OMR Systems United Kingdom (“OMR UK”) located in London, England, which are wholly owned subsidiaries. The combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States. These financial statements present the combined financial position and results of operations of the Company, including adjustments necessary for a fair presentation of the business. The historical financial results in the combined financial statements presented may not be indicative of the results that would have been achieved had the Company operated as a separate, stand-alone entity. All intercompany balances have been eliminated.

Unaudited Interim Financial Information

       In the opinion of the Company, the accompanying unaudited combined financial statements contain all adjustments (consisting of only normal recurring adjustments, except as noted elsewhere in the notes to the combined financial statements) necessary to present fairly its financial position as of March 31, 2004 and the results of its operations for the three months ended March 31, 2003 and 2004. These statements do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. The results of operations for the three months ended March 31, 2004 are not necessarily indicative of the expected results for the full year.

Related Party Transactions

       The combined financial statements include allocations of certain ADP expenses incurred for the benefit of the Company including the items described below:

       Cash Management — The Company participates in ADP’s centralized cash management and financing program. To the extent the Company experiences cash needs for working capital purposes, capital expenditures or acquisitions, such funds have been historically provided by ADP or its affiliates. Cash receipt activities are performed by the Company and the cash disbursement activities are performed by ADP. The net effect of transactions with ADP is reflected in group equity. ADP does not charge interest on borrowings by entities nor does it pay interest on advances made by the entities to ADP.

       Management Services — The Company receives services from ADP and its affiliates, including general management services, general liability insurance coverage, certain financial reporting

OMR SYSTEMS CORPORATION AND OMR SYSTEMS INTERNATIONAL, LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(dollars in thousands)

services, employee fringe benefits and payroll processing services. The Company is primarily charged at a fixed rate per employee per month for such services. Expense incurred for such services was $2,953 for the year ended December 31, 2003, and is included in the combined statement of operations as cost of revenues and general and administrative expenses.

       Data Center Services — The Company receives data communication, telephone and operational support from ADP offices in Jersey City, New Jersey and Hyderabad, India. The Company is charged at an allocated rate per employee. The expense incurred for such services was $1,437 for the year ended December 31, 2003, and is included in the combined statement of operations in cost of revenues.

       Management believes the financial statements include all allocated expenses directly attributable to the Company and that those allocations are based on reasonable assumptions.

2.     Summary of Significant Accounting Policies

Cash and Cash Equivalents

       The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

       The Company’s financial instruments, including cash, accounts receivable and accounts payable are carried at cost, which approximates their fair value, due to their short-term maturities.

Property and Equipment

       Property and equipment is stated at cost less accumulated depreciation and is depreciated over the estimated useful lives of the assets using the straight-line method. Maintenance and repair expenditures are charged to expense when incurred. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the related improvements or the lease term. Depreciation expense for the year ended December 31, 2003 was $652. The estimated useful lives of assets are as follows:

Data processing equipment	3 years
Leasehold improvements	5 to 7 years
Furniture and fixtures	7 years
Software license	2 to 5 years

Asset Impairment

       The Company periodically evaluates the recoverability of its long-lived assets, comparing the respective carrying values to the current and expected future undiscounted cash flows to be generated from such assets. Whenever such evaluation indicates that the future undiscounted cash flows are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. Based on these evaluations, there have been no adjustments to the carrying value of long-lived assets.

Revenue Recognition

       The Company generates revenue through the sale of software licenses, and from providing services including transaction processing, maintenance, and professional services. In cases where

OMR SYSTEMS CORPORATION AND OMR SYSTEMS INTERNATIONAL, LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(dollars in thousands)

the sale of a software license is an element of the arrangement, the Company recognizes revenue under SOP 97-2, Software Revenue Recognition. In cases where the Company makes the software application available for processing of transactions in an outsourcing arrangement and the customer does not have the right to take possession of the software, the Company recognizes revenue under Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements.

       License fees are recognized upon signing of the contract and delivery of the software if the license fee is fixed and collection is probable. Generally, the Company sells software licenses in conjunction with professional services for installation and maintenance. For these arrangements the total contract value is attributed first to maintenance based on fair value which is derived from renewal rates. The contract value is then attributed to professional services based on fair value which is derived from rates charged for similar services provided on a standalone basis. The revenue remaining after allocation to these undelivered elements is allocated to the software license based on the residual method described in Statement of Position (SOP) 98-9, Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions.

       Transaction and data processing fees are recognized in the period the related services have been rendered. Generally in service bureau arrangements the Company also receives an upfront, nonrefundable fee for implementation. The Company cannot determine the fair value of the upfront implementation in service bureau arrangements and as a result such fees are deferred and recognized over the term of the arrangements, which approximates the expected period of performance. In addition, the initial direct costs incurred by the Company to provide implementation is deferred and recognized as expense over the term of the arrangement. In certain processing revenue arrangements, the Company pays the customer a contract signing incentive. Such payments are deferred and recognized as a reduction in revenue over the term of the arrangement. Deferred implementation costs amounted to $4,344 at December 31, 2003 and are included in deferred costs on the combined financial statements. Deferred costs associated with contract signing incentives amounted to $1,902 at December 31, 2003 and are included in deferred costs on the combined balance sheet.

       Maintenance agreements generally require the Company to provide technical support, bug fixes and minor software upgrades to its clients. Maintenance revenues are recognized ratably over the term of the maintenance agreement.

       Professional services revenue is measured and recorded as the services are provided, according to contractually stated amounts which may be fixed, variable or a combination of both. For fixed-fee professional services contracts, services revenue is recorded based upon the proportion of hours incurred in the period to the total estimated number of hours for the project. When contracts include both professional services and software licenses and require a significant amount of software modification or customization, complex systems integration or related services, the professional services and license revenue are bundled together and are recorded based upon the estimated percentage of completion, measured in the manner described above. Changes in the estimated costs or hours to complete the contract are reflected in the period during which the change becomes known. Losses, if any, are recognized immediately.

       Accounts receivable includes unbilled receivables which arise when revenue is recorded for services performed but not yet billed. The amount of the unbilled receivables is contract specific. At December 31, 2003, accounts receivable includes $1,110 of unbilled receivables. Accounts receivable are reviewed for collectibility on a periodic basis. An allowance for doubtful accounts is established for accounts receivable that are deemed uncollectible. As of December 31, 2003, no allowance for doubtful accounts was deemed necessary.

OMR SYSTEMS CORPORATION AND OMR SYSTEMS INTERNATIONAL, LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(dollars in thousands)

Advertising

       Advertising costs are expensed when incurred and are included in selling, general and administrative expenses. Total advertising expense for the Company was $73 for the year ended December 31, 2003.

Income Taxes

       The Company is a member of a group that files consolidated income tax returns for federal and certain state jurisdictions. Accordingly, the Company’s taxable income is included in the consolidated tax return of ADP.

       Deferred income taxes and related tax expense have been recorded by applying the asset and liability approach to the Company as if it were a separate taxpayer. Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been reflected in the combined financial statements. Deferred tax liabilities and assets are determined based on the differences between the book values and the tax bases of particular assets and liabilities, using tax rates in effect for the years in which the differences are expected to reverse.

       Current tax expense has been determined as if the Company were a separate taxpayer. Income taxes currently payable or receivable are deemed paid to or received from ADP.

Use of Estimates

       The preparation of combined financial statements in conformity with GAAP requires management to make extensive use of estimates and assumptions that affect the amounts reported and disclosed in the combined financial statements and accompanying notes. Actual results could differ from these estimates.

Foreign Currency Translation

       The net assets of the Company’s foreign subsidiaries are translated into U.S. dollars based on exchange rates in effect at the end of the period, and revenues and expenses are translated at average exchange rates during the period. Gains or losses from balance sheet translation are included as a component of comprehensive income.

Certain Risks and Concentrations

       Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. Management periodically performs credit evaluations of its customers’ financial condition and generally does not require collateral on accounts receivable.

       At December 31, 2003, three customers represented 59% of gross receivables. In addition, for the year ended December 31, 2003, four customers represented 51% of net sales.

       The Company operates in an industry which is characterized by numerous technological advances and which is significantly affected by changes in the economy. Any failure by the Company to anticipate or respond adequately to technological or economic changes could have a material adverse effect on the Company’s business and operating results.

OMR SYSTEMS CORPORATION AND OMR SYSTEMS INTERNATIONAL, LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(dollars in thousands)

Stock Option Plan

       As an operating unit of ADP, the Company has no employee stock option plan; however, certain employees of the Company have been granted stock options to purchase common shares of ADP under ADP’s Long-Term Incentive Plan (the “Incentive Plan”).

       The Company, in compliance with the disclosure provisions of SFAS No. 123, as amended by SFAS No. 148, accounts for its stock option and employee stock purchase plans under the recognition and measurement principles of Accounting Principles board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation expense related to the Company’s stock option and stock purchase plans is reflected in net earnings, as all options granted under the stock option plans had an exercise price equal to the market value of the underlying common stock on the date of grant, and for the stock purchase plan the discount does not exceed fifteen percent.

       The following table illustrates the effect on net earnings and earnings per share for the fiscal year ended December 31, 2003 if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

Net loss, as reported	$(468)
Deduct total stock-based employee compensation	(1,503)

Pro forma net loss	$(1,971)

       The per share weighted average fair value of stock options granted during fiscal 2003 was $13.03 on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

Expected stock price volatility	29% - 30.6%
Risk-free interest rate	3.2% - 3.9%
Expected annual dividend yield per share	0.87% - 0.99%
Expected life of options	6.5

3.     Comprehensive Income (Loss)

       The components of comprehensive loss for the fiscal year ended December 31, 2003 are summarized as follows:

Net loss	$(468)
Cumulative translation adjustment	7

Total comprehensive loss	$(461)

4.     Income Taxes

       Income (loss) from continuing operations before provision for taxes on income for the fiscal year ended December 31, 2003 consists of the following:

United States	$(970)
International	188

$(782)

OMR SYSTEMS CORPORATION AND OMR SYSTEMS INTERNATIONAL, LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(dollars in thousands)

       The provision (benefit) for income taxes for the fiscal year ended December 31, 2003 consists of the following components:

Current
Federal	$(817)
Non-U.S	71
State	(175)

Total current	(921)

Deferred
Federal	492
State	115

Total deferred	607

Total income tax benefit	$(314)

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 2003 are presented below:

Software development costs	$42
Deferred revenue	520

Deferred tax assets	$562

       A reconciliation of the differences between income taxes calculated at the U.S. statutory rate of 35% and the benefit for income taxes for the year ended December 31, 2003 is as follows:

Benefit for taxes at U.S. statutory rate	$(275)	35.0%
Increase in income taxes resulting from State and local income taxes, net of federal income tax provision	(39)	5.0%

	$(314)	40.0%

       In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, the Company believes it is more likely than not that it will realize the benefits of these deductible differences at December 31, 2003.

       The Company is a member of a group that files consolidated income tax returns for federal and certain state jurisdictions. The Company’s provision for income taxes has been determined as if the Company were a separate taxpayer. Under this method, the Company is assumed to file a separate tax return with ADP, reporting its total taxable income and deemed to be paying the applicable tax to, or deemed to be receiving the appropriate refunds from, ADP.

OMR SYSTEMS CORPORATION AND OMR SYSTEMS INTERNATIONAL, LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(dollars in thousands)

5.     Employee Benefit Plans

Defined Contribution Retirement Plan

       Full-time employees of the Company are eligible to participate in ADP’s 401(k) retirement plan. Participants can elect to defer a percentage of their salary through payroll deductions and direct their contributions into different funds established by ADP. The Company provides for matching contributions. The expenses associated with the employer’s matching contribution is included as a component of the management services charge described in Note 1.

Stock Option Plan

       As an operating unit of ADP, the Company has no employee stock option plan; however certain employees of the Company have been granted options to purchase common shares of ADP under ADP’s Long-Term Incentive Plan (the “Incentive Plan”). Options are granted to purchase common shares at prices that are equal to or greater than the market price of the common shares on the date the options are granted. Conditions of vesting are determined at the time of grant. Options which have been granted under the Incentive Plan to date have generally vested and become exercisable over periods of up to five years from the date of grant and have a maximum term of ten years.

       Share option activity for the Company’s employees under all ADP’s plans from January 1, 2003 through December 31, 2003 is as follows:

		Weighted
	Number of	Average
	Shares	Exercise Price

Balance at January 1, 2003	657,193	$44.37
Granted	188,350	38.73
Exercises	(2,916)	32.24
Forfeited	(59,973)	47.71
Employees transferred to ADP and other affiliates	(27,799)	42.21

Balance at December 31, 2003	754,855	$42.83

       The following table summarizes information about outstanding and exercisable options at December 31, 2003:

			Weighted
		Weighted	Average		Weighted
		Average	Remaining		Average
Range of	Number	Exercise	Contractual	Number	Exercise
Exercise Prices	Outstanding	Price	Life	Exercisable	Price

$8.61	18,517	$8.61	3.00	18,517	$8.61
$27.31 - $43.97	511,938	$39.07	8.01	211,115	$38.11
$49.34 - $59.91	224,400	$54.23	7.36	108,020	$55.36

	754,855			337,652

OMR SYSTEMS CORPORATION AND OMR SYSTEMS INTERNATIONAL, LTD.

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

(dollars in thousands)

6.     Commitments and Contingencies

       The Company occupies certain facilities under leases that expire at various dates through the year 2005. Rental expense under these leases and leases for equipment was $904 for the fiscal year 2003. At December 31, 2003, the future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) were as follows:

Year ending December 31,
2004	$417
2005	40

$457

       On March 25, 2004, the Company amended the existing lease for the Bloomberg Skillman Facility located in Skillman, New Jersey. This amendment extends the lease from July 1, 2004 to June 30, 2006. The total future lease payments are $1,300.

       In the normal course of business, the Company is liable for contract completion and product performance. The Company believes such obligations will not significantly affect its combined financial position or results of operations.

       The Company is involved in various other claims and legal actions arising in the ordinary course of business. The Company believes the ultimate disposition of these matters will not have a material adverse effect on its combined financial position, results of operations or liquidity.

7.     Subsequent Event

       On April 12, 2004, all of the issued and outstanding shares of OMR Systems Corporation and OMR Systems International, Ltd. were sold to SS&C Technologies, Inc.